                                                                     EXHIBIT 11

                COMPUTATION OF EARNINGS PER SHARE IN ACCORDANCE
                     WITH INTERPRETIVE RELEASE NO. 34-9083
                                   UNAUDITED

                                                                     FIRST QUARTER ENDED
                                                                 DEC 29,         DEC 30,
(SHARES IN THOUSANDS)                                             1995            1994
----------------------------------------------------------------------------------------
Actual weighted average shares outstanding for the period        31,079           33,869

Dilutive employee stock options                                   1,187            1,112
                                                             ----------       ----------

Weighted average shares outstanding for the period               32,266           34,981
                                                             ==========       ==========


(DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
---------------------------------------------------------

Earnings from continuing operations                              25,536           17,823
Earnings from discontinued operations                               -              2,927
                                                             ----------       ----------

Earnings applicable to fully diluted earnings per share      $   25,536       $   20,750
                                                             ==========       ==========


Earnings per share based on SEC interpretive release
  No. 34-9083:

Earnings from continuing operations                                0.79              0.51
Earnings from discontinued operations                                -               0.08
                                                             ----------       -----------

Earnings per share - Fully Diluted  (1)                      $     0.79       $      0.59
                                                             ==========       ===========



(1) There is no significant difference between fully diluted earnings per share and primary earnings per share.